                                                                 Exhibit 21.1


                          SUBSIDIARIES OF THE COMPANY

                                                                        JURISDICTION OF
NAME                                                                     INCORPORATION    PERCENT OWNED
- ---------------------------------------------------------------------   ---------------   -------------
Merrill/New York Company.............................................      Minnesota           100%
Merrill/Magnus Publishing Corporation................................      Minnesota           100%
Merrill Corporation, Canada d/b/a Merrill Atwell Fleming.............       Ontario            100%
Merrill/May, Inc.....................................................      Minnesota           100%
Merrill International Inc............................................      Minnesota           100%